UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 9, 2021
(Date of earliest event reported)

The Eastern Company
(Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	EML	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2021, The Eastern Company (the “Company”) entered into a Change in Control Agreement, dated as of March 8, 2021, with James P. Woidke, Chief Operating Officer of the Company (the “Change in Control Agreement”). Under the terms of the Change in Control Agreement, in the event that Mr. Woidke’s employment terminates due to an “involuntary termination” without “cause” (as such terms are defined in the Change in Control Agreement) for a reason other than his death, or if his employment terminates as result of a “constructive termination” (as defined in the Change in Control Agreement), which in either case occurs: (i) during the period not to exceed 24 months after the effective date of a “change in control” (as defined in the Change in Control Agreement); or (ii) before the effective date of a change in control, but after the first date on which the Board of Directors and/or senior management of the Company has entered into formal negotiations with a potential acquirer that results in the consummation of a change in control, but in no event more than one year before the effective date of a change in control, the Company will pay Mr. Woidke an amount equal to the sum of his annual base salary and his target annual bonus for the year of his termination date (which target annual bonus shall not be less than 70% of his annual base salary). In order to be eligible to receive benefits under the Change in Control Agreement, Mr. Woidke must deliver to the Company an executed release and waiver, and a resignation from all offices, directorships and fiduciary positions with the Company, its affiliates and employee benefit plans. No payments will be made prior to the last day of any waiting period or revocation period required by applicable law or under the provision of the release and waiver in order for the release and waiver to be effective. Under the Change in Control Agreement, Mr. Woidke has agreed to be subject to certain confidentiality, non-competition and non-solicitation provisions.

A copy of the Change in Control Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title

10.1	Change in Control Agreement, dated as of March 8, 2021, between the Company and James P. Woidke.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: March 11, 2021	/s/ John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer